Exhibit 99.1

PRESS RELEASE

Nasdaq Grants Cyren 180-Day Extension to Meet Minimum Bid Price Requirement

McLean, VA – October 6, 2021 – Today, Cyren (NASDAQ:CYRN), a provider of email security and threat intelligence solutions, announced that the Company received written notification from the Listing Qualification Department of The NASDAQ Capital Market (“Nasdaq”) granting the Company’s request for a 180-day extension to regain compliance with Nasdaq’s minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Rule”). The Company now has until April 4, 2022 to meet the requirement.

Nasdaq’s extension notice has no immediate effect on the continued listing status of the Company’s Ordinary Shares on the Nasdaq Capital Market. Therefore, the Ordinary Shares remain listed on the Nasdaq Capital Market.

If at any time until April 4, 2022, the bid price of the Company’s Ordinary Shares closes at or above $1.00 per share for a minimum of 10 consecutive trading days, the Company will regain compliance with the Rule, and the matter will be closed.

The Company will continue to monitor the bid price for its Ordinary Shares and consider various options available to it if its Ordinary Shares do not trade at a level that is likely to regain compliance. These options include effecting a reverse stock split. There can be no assurance that the Company will regain compliance with the Rule or maintain compliance with any of the other Nasdaq continued listing requirements.

If the Company does not meet the minimum bid requirement during the additional 180-day extension, Nasdaq will provide written notification to the Company that its Ordinary Shares will be subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel. The Company would remain listed pending the Panel’s decision. There can be no assurance that if the Company does appeal a subsequent delisting determination, that such appeal would be successful.

For more information, please review the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2021.

About Cyren

More than 1.3 billion users around the world rely on Cyren’s cloud security solutions to protect them against cyber-attacks every day. Powered by the world’s largest security cloud, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with embedded threat detection, threat intelligence and email security solutions. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Media Contact

Angelique Faul

Code Red Security PR

cyren@coderedsecuritypr.co.uk
+1 513-633-0897

Investor Contact

Kenneth Tarpey, CFO

Cyren
kenneth.tarpey@cyren.com

+1.703.760.3435

SOURCE: Cyren Ltd

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management’s view of Cyren’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “may”, “could”, “would”, should”, “expects”, “anticipates”, “estimates”, “intends”, “plans” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, including statements regarding compliance with the Nasdaq listing requirements, are forward-looking statements and are subject to significant risks and uncertainties. These risks include, among others, the inability to meet Nasdaq’s minimum bid price requirement or comply with Nasdaq’s other listing standards, as well as various additional risks, many of which are now unknown and generally out of Cyren's control, and which are detailed from time to time in reports filed by Cyren with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Cyren does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.